UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

MONOPAR THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL 60091	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

On June 16, 2020, Monopar Therapeutics Inc. (“Monopar”) issued a press release annoucing a development collaboration with NorthStar Medical Radioisotopes, LLC to research and develop potential Radio-Immuno-Therapeutics (“RITs”) to treat severe COVID-19 (patients with SARS-CoV-2).

The press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 8.01 Other Information

On June 15, 2020, Monopar executed a development collaboration agreement with NorthStar Medical Radioisotopes, LLC (“NorthStar”), a privately-held commercial producer and supplier of medical radioisotopes based in Beloit, Wisconsin to develop a potential treatment for severe COVID-19.

The agreement combines NorthStar’s medical radioisotope expertise with Monopar’s expertise in therapeutic drug development and its pre-IND stage humanized urokinase plasminogen activator receptor (“uPAR”) targeted monoclonal antibody known as MNPR-101, along with a proprietary portfolio of related monoclonal antibodies that target uPAR or its ligand uPA.

Each company will start out sharing development costs 50/50, and the initial financial commitment for each company is nominal. Additional financial contributions will be subject to mutual agreement of the parties. Each party will retain all existing intellectual property rights and will grant the other party a royalty-free, non-exclusive license to the intellectual property necessary to perform the development activities contemplated by the agreement. Intellectual property developed in the course of performance of the agreement that relates to the targeted product would be jointly owned.

The agreement provides an initial framework for design and development activities. It is expected that the first several months of the collaboration will focus on identifying the linker and radioisotope to conjugate to MNPR-101 or other Monopar antibodies. Additional capital would be required to complete preclinical and clinical development, and if successful, commercialization. If the research is successful, the agreement provides that the companies would negotiate a commercialization plan at that time, including the ongoing contributions of each company and respective revenue sharing.

The agreement has a ten-year term, but either party may terminate the agreement upon 30 days’ written notice.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated June 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: June 16, 2020	By:	/s/ Kim R. Tsuchimoto
Name: Kim R. Tsuchimoto
Title: Chief Financial Officer, Secretary and Treasurer